EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in:
Registration Statement No. 333-269774 on Form S-3;

Registration Statement No. 333-184620 on Form S-8 pertaining to the Cliffs Natural Resources Inc. 2012 Incentive Equity Plan;

Registration Statement No. 333-197687 on Form S-8 pertaining to the Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan;

Registration Statement No. 333-197688 on Form S-8 pertaining to the Cliffs Natural Resources Inc. 2014 Nonemployee Directors’ Compensation Plan;

Registration Statement No. 333-210954 on Form S-8 pertaining to the Cliffs Natural Resources Inc. Amended and Restated 2014 Nonemployee Directors’ Compensation Plan;

Registration Statement No. 333-237144 on Form S-8 pertaining to the Cliffs Natural Resources Inc. Amended and Restated 2015 Equity and Incentive Compensation Plan;

Registration Statement No. 333-255571 on Form S-8 pertaining to the Cleveland-Cliffs Inc. 2021 Nonemployee Directors’ Compensation Plan; and

Registration Statement No. 333-255572 on Form S-8 pertaining to the Cleveland-Cliffs Inc. 2021 Equity and Incentive Compensation Plan

of our reports dated February 8, 2024, relating to the financial statements of Cleveland-Cliffs Inc. and the effectiveness of Cleveland-Cliffs Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.
/s/ DELOITTE & TOUCHE LLP
Cleveland, Ohio
February 8, 2024